Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

     Certificate Redesignating Janus Mercury Fund is incorporated herein by reference to Exhibit 1(tt) to Post-Effective Amendment No. 120 to Janus Investment Fund's registration statement on Form N-1A, filed on February 28, 2007, accession number 0000950134-07-004288 (File No. 2-34393).

     Certificate Redesignating Janus Research Fund is incorporated herein by reference to Exhibit 1(uu) to Post-Effective Amendment No. 120 to Janus Investment Fund's registration statement on Form N-1A, filed on February 28, 2007, accession number 0000950134-07-004288 (File No. 2-34393).